SHORT-TERM BOND FUND OF AMERICA, INC.

ARTICLES OF AMENDMENT

Short-Term Bond Fund of America, Inc., a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Article VI of the charter of the Corporation (the "Charter") is hereby amended to change the par value per share to $.001. Immediately before the amendment is effective, the aggregate par value of all classes and series of stock of the Corporation is $2,000,000. Immediately after the amendment becomes effective, the aggregate par value of all classes and series of stock of the Corporation is $200,000.

SECOND: The foregoing amendment to the Charter was approved by the directors of the Corporation and was limited to a change expressly authorized by Section 2-605(a)(1) of the Maryland General Corporation Law without action by the stockholders.

THIRD: The undersigned President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its President and attested by its Secretary this __12 day of September, 2006.

ATTEST:     SHORT-TERM BOND FUND OF AMERICA, INC.

/s/ Kimberly S. Verdick__________  By: /s/ Kristine M. Nishiyama_________
Kimberly S. Verdick      Kristine M. Nishiyama
Secretary      President

SHORT-TERM BOND FUND OF AMERICA, INC.

CERTIFICATE OF CORRECTION

THIS IS TO CERTIFY THAT:

FIRST: The title of the document being corrected hereby is Articles of Incorporation (the "Articles").

SECOND: The sole party to the Articles is Short-Term Bond Fund of America, Inc., a Maryland corporation (the "Corporation").

THIRD: The Articles were filed with the State Department of Assessments and Taxation of Maryland on July 12, 2006.

FOURTH: The provision of the Articles which is to be corrected hereby are the following sentences from Article VI (a) of the charter of the Corporation:

Initially, the shares of common stock shall be divided into nine (9) classes of shares designated “Class A,” “Class F,” “Class 529-A,” “Class 529-F,” “Class R-1,” “Class R-2,” “Class R-3,” “Class R-4” and “Class R-5” (the classes of common stock, together with any further class or classes of common stock from time to time created by the Board of Directors, being referred to herein individually as a “Class” and collectively as the “Classes”). The authorized shares of each class of common stock shall consist of one-ninth (1/9) of the authorized and unissued shares of all classes of common stock; provided, however, that in the event application of the above formula would result, at the time, in fractional shares of one or more classes, the number of authorized shares of each such class shall be rounded down to the nearest whole number of shares; and provided, further, that at all times the aggregate number of Class A, Class F, Class 529-A, Class 529-F, Class R-1, Class R-2, Class R-3, Class R-4 and Class R-5 shares of common stock shall not exceed the authorized number of shares of common stock (i.e., 200,000,000 shares until changed by action of the Board of Directors in accordance with Section 2-208.1 of the Maryland General Corporation Code). The Board of Directors of the Corporation is hereby empowered to increase or decrease, from time to time, the total number of shares of capital stock or the number of shares of capital stock of any class or series that the Corporation shall have authority to issue without any action by the shareholders.

FIFTH: The provision of the Articles as corrected hereby is as set forth below:

Initially, the shares of common stock shall be divided into nine (9) classes of shares designated “Class A,” "Class B,", "Class C," “Class F,” “Class 529-A,” "Class 529-B," "Class 529-C," "Class 529-E," “Class 529-F,” “Class R-1,” “Class R-2,” “Class R-3,” “Class R-4” and “Class R-5” (the classes of common stock, together with any further class or classes of common stock from time to time created by the Board of Directors, being referred to herein individually as a “Class” and collectively as the “Classes”). The authorized shares of each class of common stock shall consist of one-ninth (1/9) of the authorized and unissued shares of all classes of common stock; provided, however, that in the event application of the above formula would result, at the time, in fractional shares of one or more classes, the number of authorized shares of each such class shall be rounded down to the nearest whole number of shares; and provided, further, that at all times the aggregate number of “Class A,” "Class B,", "Class C," “Class F,” “Class 529-A,” "Class 529-B," "Class 529-C," "Class 529-E," “Class 529-F,” “Class R-1,” “Class R-2,” “Class R-3,” “Class R-4” and “Class R-5” shares of common stock shall not exceed the authorized number of shares of common stock (i.e., 200,000,000 shares until changed by action of the Board of Directors in accordance with Section 2-208.1 of the Maryland General Corporation Code). The Board of Directors of the Corporation is hereby empowered to increase or decrease, from time to time, the total number of shares of capital stock or the number of shares of capital stock of any class or series that the Corporation shall have authority to issue without any action by the shareholders.

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IN WITNESS WHEREOF, I have signed this Certificate of Correction and acknowledge the same to be my act on this 22nd day of September, 2006.

________________________
Courtney R. Taylor
Incorporator